Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
HORIZON BANCORP

As Amended Through July 15, 2008

Article 1.        Definitions and Abbreviations

    Section 1.1 Corporation.  As used in these Bylaws, the term “Corporation” means Horizon Bancorp.

    Section 1.2 Law.  As used in these Bylaws, the term “Law” means the Indiana Business Corporation Law, as amended from time to time.

    Section 1.3 Articles of Incorporation.  As used in these Bylaws, the term “Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended from time to time.

    Section 1.4 Bylaws.  As used in these Bylaws, the term “Bylaws” means these Bylaws, as amended from time to time.

Article 2.        Corporate Seal and Fiscal Year

    Section 2.1 Seal.  The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper, or upon a rubber stamp suitable for stamping or printing on paper. About the upper periphery of the seal shall appear the name of the Corporation and about the lower periphery thereof the word “Indiana.” In the center of the seal shall appear the word “Seal.”

    Section 2.2 Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January and shall end on the last day of December of the same year.

Article 3.        Capital Stock

    Section 3.1 Consideration for Shares.  The Board of Directors may authorize the Corporation to issue its shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. However, if shares are issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before notice of the next shareholders’ meeting.

    Section 3.2 Subscriptions for Shares.  Subscriptions for shares of the Corporation shall be paid to the Treasurer at such time or times, in such installments or calls, and upon such terms, as shall be determined, from time to time, by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform, so far as practicable, as to all shares of the same class or as to all shares of the same series, as the case may be, unless the subscription agreements provide otherwise.

    Section 3.3 Payment for Shares.  When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such shares shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor, or services received as consideration for shares, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

    Section 3.4 Certificates for Shares.  Unless the Board of Directors shall, by resolution, authorize the issuance of uncertificated shares, each shareholder of the Corporation shall be entitled to a certificate, signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation (either manually or by facsimile), stating: (i) the name of the Corporation and a statement that it is organized under the laws of the State of Indiana, (ii) the name of the registered holder, (iii) the number of shares represented thereby and the kind and class thereof, (iv) the par value of each share or a statement that such shares have no par value, and (v) whether such shares have been fully paid and are non‑assessable. If such certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer, transfer agent or registrar at the date of its issue. Such certificates shall be in such form as the Board of Directors may, from time to time, by resolution approve. The seal of the Corporation (or a facsimile thereof), if any, may be affixed to such certificates, but the failure to affix the Corporation’s seal to a certificate shall not affect the validity of such certificate.
    Section 3.5 Transfer of Shares.  The shares of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, provided:
(a)        Endorsement.  The certificate is properly endorsed by the registered holder or the holder’s duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer;

(b)        Adverse Claims.  The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims;

(c)        Collection of Taxes.  The requirements of any applicable law relating to the collection of taxes has been satisfied; and

(d)        Other Requirements.  Any other reasonable requirements imposed by the Corporation, not inconsistent with the relevant law, are satisfied.

    Section 3.6 Transfer Agents and Registrars.  The Corporation may have one or more transfer agents and one or more registrars of its shares, whose respective duties the Board of Directors may from time to time define. No certificate for shares shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar if the Corporation has a registrar. Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure to do so shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

    Section 3.7 Cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 3.8.

    Section 3.8 Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate for shares of the Corporation in the place of any certificate theretofore issued where the holder of record of the certificate:

(a)        Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

(b)        Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

(c)        Bond. If the Corporation so requires, gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificates; and

(d)        Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

    When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by this certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

    Section 3.9 Treasury Shares.  The Corporation shall have treasury shares. Outstanding shares reacquired by the Corporation shall constitute authorized but unissued shares, may be reissued by the Corporation, and shall not reduce the authorized shares of the Corporation.

Article 4.        Meetings of Shareholders

    Section 4.1 Place of Meetings.  All meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent shareholders thereat. If no designation is made, the meeting shall be held at the principal office of the Corporation as the same is designated in the most recent report filed with the Secretary of State of Indiana.

    Section 4.2 Annual Meeting.  The shareholders of the Corporation shall meet at least once each year. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be on or before the last day of May of each year, the date to be set by the Board of Directors of the Corporation. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation and shall not affect the otherwise valid corporate acts.

    Section 4.3 Special Meetings.  Special meetings of the shareholders may be called by the Chairman, the President, or, at the request in writing of a majority of the members of the Board of Directors, by the Secretary.

    Section 4.4 Notice of Meetings.  A written or printed notice, stating the place, day and time of the meeting, and in case of a special meeting, or when required by any other provision of the Law, the Articles of Incorporation, or Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and by the Law to vote at such meeting. Notices shall be sent to shareholders at such address as appears upon the records of the Corporation, at least 10 and not more than 60 days before the date of the meeting. Notice of any meeting may be waived in writing by any shareholder before or after the date and time stated in the notice, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting was called, shall constitute a waiver of notice of such meeting. Each shareholder, who has in the manner above provided waived notice of a shareholders’ meeting, or who personally attends a shareholders’ meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy complying with the requirements above set forth, shall be conclusively presumed to have been given due notice of such meeting.

    Section 4.5 Fixing of Record Date.  The Board of Directors may fix a date, not more than 70 days prior to the date of any meeting of shareholders, as the date for the determination of shareholders entitled to notice of, and to vote at, such meeting. All persons who are holders of record of shares at the close of business on such record date, and no others, shall be entitled to notice of, and to vote at, such meeting.

    Section 4.6 Addresses of Shareholders.  The address of any shareholder appearing upon the records of the Corporation shall be deemed to be (i) the latest address of such shareholder appearing on the records maintained by the transfer agent or registrar, as the case may be, for the class of shares held by such shareholder, if the Corporation has a transfer agent or registrar for such class of shares and the Board of Directors has provided in the resolutions appointing the transfer agent or registrar that notices of change of address shall be given to one of such agents by shareholders of such class; or (ii) the latest address of such shareholder appearing on the records maintained by the Secretary for the class of shares held by such shareholder, if the Corporation has no transfer agent or registrar for such class of shares or if it has a transfer agent or registrar for such class of shares but the resolutions appointing the transfer agent or registrar do not provide that notice of change of address shall be given to one of such agents by shareholders of such class of shares.

    Section 4.7 Voting at Meetings
(a)        Common Shares.  Except as otherwise provided by the Law or by the provisions of the Articles of Incorporation as to the voting rights of the common shares of the Corporation, every holder of the common shares of the Corporation shall have the right, at every shareholders’ meeting, to one vote for each share standing in the holder’s name on the books of the Corporation. Cumulative voting shall not be permitted.

(b)        Preferred Shares.  Except as otherwise provided by law or by the provisions of the Articles of Incorporation as to the voting rights of the preferred shares, if any, of the Corporation, for all matters on which the preferred shareholders are entitled to vote, every holder of the preferred shares, if any, of the Corporation shall have the right to one vote for each share standing in the holder’s name on the books of the Corporation.

(c)        Prohibition Against Voting Certain Shares.  No share shall be voted at any meeting upon which any installment is due and unpaid or which belongs to the Corporation.

(d)        Voting of Shares Owned by Other Corporations.  Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the board of directors of such other corporation may appoint, or as the Bylaws of such other corporation may prescribe.

(e)        Voting of Shares Owned by Fiduciaries.  Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

(i)         Joint Fiduciaries.  Where shares are held jointly by 3 or more fiduciaries, such shares shall be voted in accordance with the will of the majority.

(ii)        Equally Divided Fiduciaries.  Except as otherwise provided by law, where the fiduciaries, or a majority of them, cannot agree, or where they are equally divided, upon the question of voting such shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such shares as it may deem for the best interests of the beneficiaries, and such shares shall be voted in accordance with such direction.

(iii)       Proxy of Fiduciary.  The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

(f)         Voting of Pledged Shares.  Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the shareholder pledging the same until the shares shall have been transferred to the pledgee on the books of the Corporation, and thereafter they may be voted by the pledgee.

(g)        Proxies.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney in fact. No proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein.

    Section 4.8 Procedure for Meetings.  The Secretary, who may call on any officer or officers of the Corporation for assistance, shall make all necessary and appropriate arrangements for the meetings of the shareholders, receive all proxies, and ascertain and report by certificate to each meeting of the shareholders the number of shares present in person or by proxy and entitled to vote at such meeting. The certified report of the Secretary or an Assistant Secretary as to the regularity of such proxies and as to the number of shares present in person or by proxy and entitled to vote at such meeting shall be received as prima facie evidence of the number of shares which are present in person or by proxy and entitled to vote, for the purpose of establishing the presence of a quorum at such meeting, for the purpose of organizing such meeting, and for all other purposes.

    Section 4.9 Quorum.  At any meeting of the shareholders, a majority of the shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum. The chairman of any shareholders’ meeting shall have the authority to adjourn any meeting at which a quorum is not present. Unless a meeting is adjourned to a date that is more than 120 days after the original meeting date, notice of the new date, time, and place of the adjourned meeting is not required to be sent to the shareholders if such information was announced at the original meeting prior to adjournment.

    Section 4.10 Participation in Meetings.  Shareholders may participate in any meeting by means of a conference telephone or similar device by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

    Section 4.11 Voting Lists.  The officer or agent having charge of the share transfer books shall prepare, at least 5 business days before any shareholders’ meeting, a complete list of the shareholders entitled by the Articles of Incorporation to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each. The list of shareholders shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at such meeting or such shareholder’s agent or attorney. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any shareholder entitled to vote at such meeting or such shareholder’s agent or attorney. The original share register or transfer book or a duplicate thereof shall be the only evidence as to who are the shareholders entitled to examine such list, or share ledger or transfer book, or to vote at any meeting of the shareholders.

    Section 4.12 Shareholder Meeting Agenda and Procedures.  The Board of Directors shall fix the agenda for any annual or special meeting of shareholders and shall determine the rules and procedures for any such meetings. The Board of Directors shall also have authority to postpone, adjourn, or reschedule any shareholders’ meeting which power may be delegated to the chairman of any such meeting.

    Section 4.13 Notice of Shareholder Business.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received at the principal executive offices of the Corporation at least 120 calendar days before the date of the Corporation’s proxy statement for the prior year. In the event that no annual meeting was held in the prior year or the date of the annual meeting for the current year has been changed by more than 30 days from the date of the prior year’s meeting, notice by the shareholder to be timely must be received by the Corporation not later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting or (ii) 10 calendar days after the public announcement of the date of the meeting is first made.

    A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business described to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder(s) proposing such business, (c) the class and number of the Corporation’s shares which are beneficially owned by such shareholder(s), and (d) any material interest of such shareholder(s) in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 4.13. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 4.13, and if the chairman should so determine, he or she shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

    At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

    Section 4.14 Nominations for Director.  Nominations for election to the Board of Directors may be made by or at the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors and given authority by the Board of Directors to make such nominations or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors at the meeting of shareholders called for that purpose, provided that such shareholder has complied with the notice procedures set forth in this Section. Nominations by shareholders shall be made in writing and shall be delivered to or mailed and received by the President of the Corporation not less than 120 calendar days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. All nominations by shareholders other than those for incumbent directors, shall contain the following information:
(i)         the name and record address of the shareholder giving notice;

(ii)        the class and number of the Corporation’s shares which are beneficially owned by such shareholder;

(iii)       the name and business and residence addresses of the nominee; and

(iv)       the principal occupation or employment of the nominee;

(v)        the class and number of the Corporation’s shares that are beneficially owned by such nominee; and

(vi)       to the extent reasonably available to the shareholder, any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Act of 1934, as amended.

    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section, and each nominee must also meet all additional qualifications for directors which may be adopted from time to time by the Board of Directors or shareholders or as set forth in the Nominating Committee Charter. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not so declared in accordance with the procedures prescribed by these Bylaws, and if such chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4.15 Corporation’s Acceptance of Votes.
(a)        Conforming Signatures.  If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders.

(b)        Non-Conforming Signatures.  If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of its shareholder, the Corporation if acting in good faith is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i)         the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii)        the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii)       the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv)       the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment;

(v)        two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(c)        Rejection of Votes.  The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary of the meeting or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(d)        No Liability.  The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(e)        Validity of Action.  Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

Article 5.        The Board of Directors

    Section 5.1 Election and Qualification.  Directors shall be elected by plurality vote of the shareholders each year at the annual meeting of the shareholders. Directors shall hold office until their respective successors are duly elected and qualified or until their earlier death or resignation. The Board of Directors shall consist of between 5 and 15 directors with the actual number of directors being set from time to time by resolution of the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors shall also meet all qualifications established by the Board of Directors or shareholders from time to time, qualifications established by law, and qualifications set forth in the Corporation’s Nominating Committee Charter.

    Section 5.2 Vacancies.  Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board of Directors for the remaining term of that vacancy. If the vote of the remaining members of the Board of Directors shall result in a tie, such vacancy, at the discretion of the Board of Directors, may be filled by vote of the shareholders at a special meeting called for that purpose. Until any such vacancy is so filled, the existing directors shall constitute the Board of Directors.

    When a vacancy on the Board of Directors has been caused by an increase in the number of directors, the Board of Directors may designate either a one year, two year or three year term for each director so elected provided that term is consistent with the Articles of Incorporation provisions regarding the staggered terms for the Board of Directors.

    Section 5.3 Retirement Age and Other Qualifications.  A nominee for the Board of Directors who is not serving as a member of the Board of Directors at the time of his or her nomination must be at least 21 years of age and shall not have reached his or her 60th birthday on (i) the date of the shareholders meeting called for his or her election to the Board of Directors, or (ii) on the date that he or she is elected to the Board of Directors by the Board of Directors to fill a vacancy. A director who is a sitting director prior to his or her 60th birthday may continue to serve consecutive and uninterrupted terms without any break in service, if so elected, until he or she reaches their 75th birthday. A break in service of l80 days or less, for any reason, shall not be considered a break in service under this Article and any sitting director who incurs a break in service of 180 days or less shall be considered as having fulfilled the requirement for a “sitting director” who “serves consecutive and uninterrupted terms” and therefore may be reelected to the Board of Directors following their 60th birthday, but preceding their 75th birthday. Directors may serve on the Board until the end of the year in which they reach their 75th birthday. The Board of Directors is empowered and authorized to fix other qualifications for directors.

    Section 5.4 Annual Meeting.  The Board of Directors shall meet each year as soon as reasonably possible after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held (either within or without the State of Indiana), for the purpose of electing officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary. If such meeting is not held as above provided, the election of officers may be performed at any subsequent meeting of the Board of Directors specifically called in the manner provided in Section 5.6 of this Article.

    Section 5.5 Regular Meetings.  Regular meetings of the Board of Directors may be held without any notice whatever, at such place and times as may be fixed from time to time by resolution of the Board of Directors.

    Section 5.6 Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by not less than a majority of the directors. Notice of a special meeting shall be sent by the Secretary or an Assistant Secretary to each director at the director’s residence or usual place of business by mail, hand delivery or telecopier delivered for transmission not later than two days immediately preceding the day of the meeting, or by word of mouth or telephone, received not later than 24 hours immediately preceding the day of the meeting. In lieu of such notice, a director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting, or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. Any meeting of the Board of Directors for which notice is required shall be a legal meeting, without notice thereof having been given, if all members of the Board of Directors who have not waived notice thereof in writing shall be present in person.

    Section 5.7 Place and Conduct of Meetings.  The directors may hold their meetings, have one or more offices, and keep the books of the Corporation, except as may be provided by law, within or without the State of Indiana, at any office or offices of the Corporation, or at any other place, as they may from time to time by resolution determine. If the resolution of the Board of Directors calling a regular meeting or the written request calling a special meeting expressly provides, a meeting of the Board of Directors may be held by conference telephone call or any other medium which allows each director to participate in discussions and to hear the views of the other directors. If a meeting is held, the directors connected to the conference telephone call or other medium shall be counted as present for the purpose of determining a quorum.

    Section 5.8 Quorum.  A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the law, these Bylaws, or the Articles of Incorporation. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (i) the director’s dissent shall be affirmatively stated before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (ii) the director shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause (i) or clause (ii) of the immediately preceding sentence shall not be available in respect of any matter acted upon at any meeting to a director who voted at the meeting in favor of such matter and did not change such vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

    Section 5.9 Taking Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

    Section 5.10 Duties of Directors.  A director shall perform the duties of a director, including the duties as a member of any committee of the Board of Directors upon which such director may serve, in good faith, in a manner which the director reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing such duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)        one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matter presented;

(b)        legal counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence; or

(c)        a committee of the Board of Directors upon which the director does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence;

but such director shall not be considered to be acting in good faith if that director has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director who performs such duties in good faith shall have no liability by reason of being or having been a director of the Corporation.

    Section 5.11 Dividends.  The Board of Directors shall have power, subject to any limitations and restrictions imposed by applicable law or contained in the Articles of Incorporation, to declare and pay dividends upon the outstanding shares of the Corporation. Dividends may be paid in cash, in property, or in other securities of the Corporation. The Board of Directors may fix a record date for determining shareholders entitled to receive any such dividend. If the Board of Directors fails to set a record date, the record date shall be the date the Board of Directors authorized the dividend.

    Section 5.12 Compensation of Directors.  The Board of Directors is empowered and authorized to fix and determine the compensation of the directors, and any additional compensation for such additional services any of the directors may perform for the Corporation. Employees and officers of the Corporation and its affiliated companies shall receive no compensation for their duties as directors.

    Section 5.13 Resignation.  A director may resign at any time by filing a written resignation with the Chairman of the Board, the Board of Directors, the President or the Secretary of the Corporation, and such resignation shall become effective upon delivery unless the notice specifies a later effective date.

Article 6.        Committees

    Section 6.1 Designation of Committees.  The Board of Directors may, from time to time, by resolution adopted by a majority of the actual number of directors elected and qualified, designate from among its members an Audit Committee, a Compensation Committee, a Nominating Committee, and one or more other committees, each of which to the extent provided in resolutions of the Board of Directors or the committee charter, if any, may exercise all the authority of the Board of Directors except as limited by law, these Bylaws or the Articles of Incorporation. Each committee shall consist of such number of directors as from time to time may be fixed by the Board of Directors or as specified in the committee’s charter. Members of each committee may be designated from time to time by the Board of Directors. Any committee may be abolished or re-designated from time to time by the Board of Directors. The Board of

Directors may, from time to time, designate members of the Board of Directors of Horizon Bank, N.A. to serve as ex-officio members of one or more committees.

    However, no committee shall have authority to:
(a)        Declare dividends or distributions except as permitted by law;

(b)        Amend the Articles of Incorporation or amend or repeal these Bylaws;

(c)        Approve a plan of merger or consolidation even if the plan does not require shareholder approval;

(d)        Authorize or approve the issuance, sale, or a contract for sale, of shares or determine the designation and relative rights, preferences, limitations of a class or series of shares except as permitted by law;

(e)        Authorize or approve the reacquisition of shares unless pursuant to a general formula or method, or within a range, specified by the Board of Directors;

(f)         Recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(g)        Fill vacancies on the Board of Directors or any of its committees; or

(h)        Approve or propose any action which requires shareholder approval.

    A member of the Board of Directors is not liable for any action taken by a committee if such director is not a member of that committee and has acted in good faith and in a manner the director reasonably believes is in the best interest of the Corporation.

    Section 6.2 Audit Committee.  The Audit Committee shall consist of at least 3 members, with the actual number being set from time to time by the full Board of Directors by majority vote. The Audit Committee, except as otherwise provided in any resolution of the Board of Directors or the Audit Committee Charter, if any, shall have and may exercise the authority of the Board of Directors: to recommend to the Board of Directors the selection of the Corporation’s independent certified public accountants; to review the scope, plans and results relating to the internal and external audits of the Corporation and its financial statements; to review the financial condition of the Corporation; to monitor and evaluate the integrity of the Corporation’s financial reporting processes and procedures; to assess the significant business and financial risks and exposures of the Corporation and to evaluate the adequacy of the Corporation’s internal controls in connection with such risks and exposures, including, but not limited to, accounting and audit controls over cash, securities, receipts, disbursements and other financial transactions; to review the Corporation’s policies on ethical business conduct and monitor compliance therewith; and to engage in such other activities as may be delegated to it from time to time by the Board.

    Section 6.3 Compensation Committee.  The Compensation Committee shall consist of at least 3 members, with the actual number being set from time to time by the full Board of Directors by majority vote. The Compensation Committee, except as otherwise provided in any resolution of the Board of Directors or the Compensation Committee Charter, if any, shall have and may exercise all the authority of the Board of Directors: with respect to compensation, benefits and personnel administration of the employees of the Corporation; to, at the direction of the Board of Directors, nominate persons for election or appointment by the Board of Directors of all principal officers and such other officers; to evaluate the performance of, and recommend to the Board of Directors the compensation of, such principal officers and such other officers as the Committee may determine; to recommend to the Board of Directors any plan to issue options for the purchase of shares of the Corporation’s stock to its officers or employees and those of its subsidiaries; and to engage in such other activities as may be delegated to it from time to time by the Board.

    Section 6.4 Nominating Committee.  The Nominating Committee shall consist of at least 3 members, with the actual number being set from time to time by the full Board of Directors by majority vote. The Nominating Committee, except as otherwise provided in any resolution of the Board of Directors or the Nominating Committee Charter, if any, shall have and may exercise the authority of the Board of Directors: to make recommendations to the Board of Directors with respect to electing directors and filling vacancies on the Board of Directors; to review and make recommendations to the Board of Directors with respect to the organization, structure, size, composition and operation of the Board of Directors and its committees; to evaluate the performance of the officers of the Corporation and, together with management, select and recommend to the Board of Directors appropriate individuals for election, appointment and promotion as officers of the Corporation; and to engage in such other activities as may be delegated to it from time to time by the Board.

    Section 6.5 Committee Charters and Proceedings.  Each committee may, subject to approval of the Board of Directors, adopt a charter specifying the number of members, any qualifications of members, and the duties and responsibilities of its members. Each committee may also fix its own rules of procedure and may meet at such place (within or without the State of Indiana), at such time and upon such notice, if any, as it shall determine from time to time. Each committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

    Section 6.6 Quorum and Manner of Acting.  Except as may be otherwise provided in the resolution creating such committee or any subsequent resolution of the Board of Directors, at all meetings of any committee the presence of members constituting a majority of the total membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the committee. The members of any committee shall act only as a committee, and the members of any committee shall have no power to act individually.

    Section 6.7 Action by Telephonic Communications.  Members of any committee designated by the Board of Directors may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

    Section 6.8 Resignations.  Any member of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

    Section 6.9 Removal. Any member of any committee may be removed from the position as a member of such committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

    Section 6.10 Vacancies. If any vacancy shall occur in any committee, by reason of death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by majority vote of the entire Board of Directors.

Article 7.        The Officers
    Section 7.1 Number.  The officers of the Corporation shall consist of the Chairman of the Board of Directors, the President, the Treasurer, the Secretary, one or more Executive Vice Presidents, if elected, one or more Senior Vice Presidents, if elected, one or more Vice Presidents, if elected, and such other officers and assistants as the Board of Directors may determine. Any two or more offices may be held by the same person. No person shall be eligible to hold the office of Chairman of the Board or President who is not a director of the Corporation.

    Section 7.2 Election, Term of Office and Qualification.  The offices of Chairman of the Board, President, Treasurer, Secretary and Executive Vice President shall be elected at the annual meeting of the Board of Directors. The President shall have the authority to appoint one or more other officers. Each officer shall hold office until the officer’s successor is elected and qualified, until the officer’s death or until the officer shall have resigned or shall have been removed in the manner hereinafter provided. The appointed officers of the Corporation shall be appointed annually by the President.

    Section 7.3 Removal.  Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by the President may also be removed by the President, at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

    Section 7.4 Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary. Such resignation shall take effect at the time it is delivered to the Corporation’s representative, unless the notice specifies a later date. Unless otherwise specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective.

    Section 7.5 Retirement.  Each employee (including officers) may serve through the calendar year during which the employee reaches the age of 75 and must then retire from active service with the Corporation. No employee may hold an elected or appointed office which has day to day management responsibility within the Corporation beyond the calendar year in which that employee reaches the age of 75.

    Section 7.6 Vacancies.  Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

    Section 7.7 Salaries.  The salaries of the elected officers shall be fixed, from time to time, by the Board of Directors or committee thereof or such other person as may be authorized by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact such officer is also a director of the Corporation. The salaries of appointed officers may also be fixed by the President.

    Section 7.8 Chairman of the Board.  The Chairman of the Board shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and the shareholders and shall perform such other duties as the Board of Directors may from time to time assign.

    Section 7.9 President.  The President shall be the Chief Executive Officer of the Corporation, shall be chosen from among the directors, and shall report directly to the Chairman of the Board and the Board of Directors. The President shall have general executive powers and shall exercise the policies of the Corporation as may be adopted and approved by the Board of Directors; shall exercise the powers conferred by these Bylaws, law or regulations; shall have full custody and control over the assets and liabilities of the Corporation and is empowered to take any lawful actions necessary to properly conduct the Corporation’s business; may delegate such of his powers as he may deem necessary; and shall perform such other duties and powers as, from time to time, may be assigned to him by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and meetings of the Board of Directors and shall perform the other duties and responsibilities of the Chairman. The President shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. In the case of the death of the President, or in the case of the President’s absence or inability to act without having designated an officer to act temporarily in the President’s place, the officer so to perform the duties of the President shall be designated by the Board of Directors.

    Section 7.10 Executive Vice President.  The Board may elect one or more Executive Vice Presidents who shall collaborate with the Chairman of the Board and the President in the overall administration of the Corporation. An Executive Vice President shall have those responsibilities and authorities as may be assigned and delegated by the President and shall perform such other duties as from time to time may be conferred or assigned by the Board of Directors.

    Section 7.11 Senior Vice President.  The Board of Directors may elect or the President may appoint one or more Senior Vice Presidents who shall have those responsibilities and authorities as may be assigned and delegated by the President and shall perform such other duties as from time to time may be conferred or assigned by the Board of Directors.

    Section 7.12 Vice President.  The Board of Directors may elect or the President may appoint one or more Vice Presidents who shall have those responsibilities and authorities as may be assigned and delegated by the President and shall perform such other duties as from time to time may be conferred or assigned by the Board of Directors.

    Section 7.13 Secretary.  The Secretary shall have the custody and care of the corporate seal, records, minutes and share books of the Corporation. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. The Secretary shall attend to the giving and serving of all notices of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation, shall authenticate the records of the Corporation when necessary or appropriate, and shall perform all duties incident to the office of Secretary and such other duties as these Bylaws may require or the Board of Directors or President may prescribe.

    Section 7.14 Treasurer.  The Treasurer shall be the Chief Financial and Chief Accounting Officer of the Corporation. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such monies in the name of the Corporation under dual control in such banks, trust companies and other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties as, from time to time, may be assigned by the Board of Directors or by the President. The Treasurer shall render to the President and the Board of Directors, whenever the same shall be required, an account of all of the Treasurer’s transactions and all the financial conditions of the Corporation. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

    Section 7.15 Other Officers.  All other officers elected by the Board of Directors or appointed by the President shall have those responsibilities and authorities as may be assigned by the Chief Executive Officer and shall perform such other duties as from time to time may be conferred or assigned by the Board.

    Section 7.16 Minutes and Accounting Records.  The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records.

Article 8.        Special Corporate Acts, Negotiable Instruments, Deeds, Contracts, and Shares

    Section 8.1 Execution of Ordinary Contracts and Agreements.  All written contracts and agreements into which the Corporation enters in the ordinary course of its business shall be executed on behalf of the Corporation by any duly elected officer of the Corporation or by any other employee or agent of the Corporation expressly authorized by resolution of the Board of Directors to execute any such contracts or agreements.

    Section 8.2 Execution of Deeds, Mortgages, Notes and Non‑Ordinary Contracts and Agreements.  Unless otherwise required by law, all deeds, mortgages, deeds of trust, notes, assignments and other instruments made by the Corporation and all written contracts and agreements entered into by the Corporation, other than those contracts and agreements entered into in the ordinary course of its business, shall be executed on behalf of the Corporation by the President or the Chief Financial Officer of the Corporation and, when required, attested by the

Secretary or an Assistant Secretary of the Corporation; provided, however, that the Board of Directors may expressly authorize by resolution any officer, employee, or agent of the Corporation to execute any such deed, mortgage, assignment, instrument, contract or agreement on behalf of the Corporation singly and without the necessity of any additional execution or attestation by any other officer of the Corporation.

    Section 8.3 Execution and Endorsement of Checks and Drafts.  Unless otherwise required by law, all checks, drafts, bills of exchange and other orders for the payment of money (other than notes) by or to the Corporation shall be executed or endorsed on behalf of the Corporation by the President or Chief Financial Officer. However, the Board of Directors may expressly authorize by resolution any one or more officers or other employees of the Corporation to execute or endorse any checks, drafts, or other orders for the payment of money on behalf of the Corporation, singly and without any additional signature, endorsement or attestation by any other officer of the Corporation.

    Section 8.4 Voting of Shares Owned by the Corporation.  Subject always to the further orders and directions of the Board of Directors, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders’ meeting of such other corporation by the President or Chief Financial Officer of the Corporation. Whenever, in the judgment of the President or the Chief Financial Officer, it is desirable for the Corporation to execute a proxy or give a shareholders’ consent with respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Chief Financial Officer of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation under the corporate seal, if any. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation, the same as if such share or shares might be voted by the Corporation.

Article 9.        Control Share Acquisition Chapter.

    Section 9.1 Corporation’s Ability to Redeem Control Shares.  In the event (i) that no acquiring person statement complying with I.C. 23-1-42-6 has been delivered to the Corporation with respect to a control share acquisition on or before the date of mailing a notice of redemption of control shares pursuant to Section 9.3, or (ii) that control shares are not accorded full voting rights by the shareholders pursuant to I.C. 23-1-42-9, the Corporation shall have the power, at its option, to redeem any or all control shares at the fair value thereof, in accordance with the time and other requirements specified by I.C. 23-1-42-10 and this Section.

    Section 9.2 “Fair Value” Defined.  “Fair Value” shall be deemed to be equal to the fair market value per share of the class or series of which the control shares are part immediately prior to the first public announcement of the intent or plan of the acquiring person to make a control share acquisition (“Announcement Date”). Such fair market value shall be determined by (i) the highest reported closing sale price during the thirty-day period immediately preceding the Announcement Date if such shares are listed on a securities exchange registered under the Securities Exchange Act of 1934 or if closing sales prices are reported on the National Association of Securities Dealers, Inc. Automatic Quotation System (“NASDAQ”), or any

similar system of automated dissemination of quotations of securities prices then in common use, or (ii) if such shares are not listed on any such exchange or such closing sales prices are not reported on NASDAQ, the highest closing bid quotation with respect to such shares during the thirty-day period immediately preceding the Announcement Date as reported on NASDAQ or any similar system then in use, or (iii) if no such quotations are available, the fair market value of such shares immediately prior to the Announcement Date as determined by the Board of Directors in good faith by such other reasonable method as the Board of Directors of the Corporation shall, in its discretion, selects and applies.

    Section 9.3 Notice of Redemption.  In case the Corporation shall desire to exercise its right to redeem control shares pursuant to this Article, notice of such redemption shall be given to the holder of the control shares to be redeemed by mailing to such holder, within the time period, if any, specified by I.C. 23-1-42-10, a notice of such redemption by first class mail, postage prepaid, not less than thirty (30) days prior to the redemption date, to the holder’s last address as it shall appear upon the stock transfer records of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice, as of the date of mailing of the notice. In any case, failure to give due notice by mail to the holder of any control share, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of any other control share. Each such notice shall specify the redemption date, the number of control shares to be redeemed held by such holder, the place of redemption and the redemption price at which the control shares are to be redeemed. Such notice shall further state that payment of the redemption price will be made upon presentation and surrender of the certificate(s) representing the control shares (with such instruments of transfer and other assurances as the Corporation may reasonably request) and that from and after the redemption date such holder shall have no rights with respect to such control shares (including no rights to vote or to receive distributions in respect thereof with respect to matters for which the record date shall fall on or after the redemption date) except the right to receive the redemption price (without interest) upon compliance with the procedures specified by this Section.

    Section 9.4 Other Board Powers.  The Board of Directors may by resolution specify such other procedures as may in its discretion be deemed necessary or advisable for the purpose of implementing this Article and is hereby empowered to determine, on the basis of the information known to it, all matters with respect to which a determination is required under I.C. 23-1-42 in connection with redemption of control shares.

    Section 9.5 Defined Terms.  Terms used in this Article not otherwise defined shall, unless the context otherwise requires, have the meanings assigned to them by I.C. 23-1-42.

Article 10.    General

    Section 10.1 Amendments.  The power to make, alter, amend, or repeal these Bylaws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of these Bylaws.

    Section 10.2 Records.  The Articles of Incorporation, these Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board of Directors, shall be recorded in appropriate minutes books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or another officer appointed to act as secretary of the meeting.

    Section 10.3 Inspection.  A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation, and shall be open for inspection to all shareholders, during business hours.

    Section 10.4 Other Rules.  The provisions of these Bylaws are in addition to any provisions established by any applicable existing law or regulation and the Articles of Incorporation. Should any law, regulation or the Articles of Incorporation negate any part of these Bylaws, it shall not negate the Bylaws in the entirety.

Article 11.    Emergency Succession

    Section 11.1 Purpose.  This Article provides for the affairs of the Corporation to be properly and legally carried out (i) in the event of a national emergency declared by the President of the United States or the person performing the duties of that office or (ii) in the event of a regional or local emergency which impairs the ability of the Board of Directors to function under normal rules and practices and/or impairs the ability of an officer or any number of officers to perform their respective duties.

    Section 11.2 Board of Directors.  In the event of such an emergency if the members of the Board of Directors cannot be located and/or brought together in a manner which will enable the Board of Directors to function under normal rules and practices, such as lacking a quorum, then the Directors available and able to perform shall gather together and, with the available executive officers, may act for the full Board of Directors by simple majority vote.

    Section 11.3 Chairman.  In the event of such an emergency if the Chairman of the Board of Directors cannot be located or is unable to assume or to continue the duties required of this office, then the authority and duties of this office shall, without further action by the Board of Directors, be automatically assumed by one of the following persons in the order designated:

(i)                  President

(ii)                Executive Vice President

(iii)               Chief Financial Officer

    Section 11.4 President.  In the event of such an emergency if the President of the Corporation cannot be located or is unable to assume or to continue the duties required of this office, then the authority and duties of this office shall, without further action by the Board of Directors, be automatically assumed by one of the following persons in the order designated:

(i)                  Chairman

(ii)                Executive Vice President

(iii)               Chief Financial Officer

    Section 11.5 Secretary.  In the event of such an emergency if the Secretary cannot be located or is unable to assume or to continue the duties required of this office, then the authority and duties of this office shall, without further action by the Board of Directors, be automatically assumed by one of the following persons in the order designated:

(i)                  Chairman

(ii)                President

(iii)               Assistant Secretary

    Section 11.6 Next Qualified Successor.  In the event of such an emergency if one person, upon succession to another office, is the holder of two offices simultaneously of which the two offices together hold the authority to render important decisions, sign drafts or authorizations, or in any way transact the business of the Corporation which is usually dependent upon the act of two separate individuals, then the person to whom the higher office has succeeded shall appoint the next qualified successor as stated herein to the lesser of the two offices. If the next qualified successor as stated herein cannot be located or is unable to assume or to continue the duties required of that office, then the successor or the higher office shall appoint a qualified available and capable officer or director to fulfill the responsibility of the lesser of the two offices.

    Section 11.7 Term of Service.  Any one of the above persons who in accordance with this Article assumes the authority and duties of an office which is vacant because of such an emergency shall continue to serve until he resigns, until a higher named successor shall become available, until the normally elected office holder shall become available, or until the then constituted Board of Directors shall otherwise enact under this Article those measures which may be deemed necessary at the time.

    Section 11.8 Records.  Actions taken under this Article shall be documented in writing and all officers and/or directors a party to or witness of or otherwise able to attest to such action shall do so by signing the written document.